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                                                                       Exhibit 5
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                                    January 3, 1997



SystemSoft Corporation
2 Vision Drive
Natick, Massachusetts  01760

          Re:  SystemSoft Corporation
               Registration Statement on Form S-3
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Ladies and Gentlemen:

          We are acting as counsel for SystemSoft Corporation, a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, for the offer and sale of up to 2,787,802 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"). 2,037,802 of the Shares are to be sold by certain former stockholders, listed as stockholders under the heading "Selling Stockholders" in the Registration Statement, of Radish Communications Systems, Inc. ("Radish") and were issued to such former stockholders in connection with the Company's acquisition of Radish on December 19, 1996; the remaining 750,000 of the Shares are issuable upon the exercise of a Common Stock Purchase Warrant ("Warrant") which was issued by the Company to one of the stockholders listed under the heading "Selling Stockholders" in the Registration Statement.

          We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the Shares and the Warrant. We have examined such documents, records and matters of law as we have deemed necessary for this opinion.

          We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that any currently outstanding Shares are, and any Shares issuable upon future exercise of the Warrant when issued in accordance with the terms of the Warrant will be duly authorized, validly issued, fully paid and nonassessable.
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          We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                              Very truly yours,

                              /s/ Testa, Hurwitz & Thibeault, LLP

                              TESTA, HURWITZ & THIBEAULT, LLP